Exhibit 10.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

This Amendment To Securities Purchase Agreement and Registration Rights Agreement (this “Amendment”) is entered into by and among RenX Enterprises Corp., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser”), effective as of August 26, 2026. Reference is made to (i) that certain Securities Purchase Agreement, dated April 30, 2026 (the “Purchase Agreement”), by and among the Company and the Purchaser; and (ii) that certain Registration Rights Agreement, dated April 30, 2026, by and among the Company and the Purchaser (the “Registration Rights Agreement” and, together with the Purchase Agreement, the “Financing Agreements”).

Terms used herein without definition shall have the meaning assigned such terms in the respective Financing Agreement.

WHEREAS, the Company and the Purchaser desire to amend the Purchase Agreement and Registration Rights Agreement to revise the definition of the Second Closing Date and certain of the Company’s obligations related to the registration of the shares of Common Stock issuable upon conversion of the First Notes, Second Notes and Second Warrants, in each case as more particularly set forth in this Amendment.

WHEREAS, the Company and the Purchaser have agreed that the Second Closing Date shall occur on the date of this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Purchase Agreement and the Registration Rights Agreement, as applicable, as follows:

1.	The definition of “Second Closing Date” set forth in the Purchase Agreement hereby is amended and restated as follows:

“Second Closing Date” means August 26, 2026 or such other date that may be agreed upon in writing by the Company and the Purchaser, severally and not jointly with any other person that may have purchased securities from the Company pursuant to the Purchase Agreement, provided that all conditions precedent set forth in Sections 2.5(a) and 2.5(c) to (i) the Purchaser’s obligations to pay the Subscription Amount for the Second Notes and (ii) the Company’s obligations to deliver the Second Notes and accompanying Warrants have been satisfied or waived.

2.	Section 2.2 of the Purchase Agreement is hereby amended and restated as follows:

2.2 Second Closing. On the Second Closing Date, upon the terms and subject to the conditions set forth herein, the Purchaser, severally and not jointly with all other investors that purchased securities under the Purchase Agreement, shall have the right to purchase up to an aggregate of $6,700,000 (pro rata by initial Subscription Amounts with respect to the Initial Closing) of Second Notes and accompanying Warrants.

3.	The following definitions in the Registration Rights Agreement are hereby amended and restated as follows:

“First Registration Shares” means, collectively, (i) shares of Common Stock then issued and issuable upon conversion of the Initial Notes (assuming on such date the Initial Notes are converted at the initial Conversion Price (as defined in the Initial Notes) in full and without regard to any conversion limitations contained therein) and (ii) such number of Warrant Shares issued and issuable upon exercise of the Warrants issued and issuable in the Initial Closing (assuming that such Warrants are exercised in full without regard to any exercise limitations therein).

“Filing Date” means, (i) with respect to the Initial Registration Statement required hereunder, the 15th calendar day following the Initial Closing Date, (ii) with respect to the Second Registration Statement required hereunder, the 15th calendar day following the Second Closing Date, (iii) with respect to any Registration Statement(s) required to be filed in connection with any Additional Closing, the 15th calendar day following such Additional Closing Date; provided, however, that if the applicable Filing Date falls on weekend or a federal holiday, then the Filing Date shall be the first Business Day thereafter; for purposes of clarity, a confidential submission of a Registration Statement by the Company with the SEC shall be deemed to be a “filing” for purposes of this Agreement and shall satisfy the Company’s obligations hereunder to file such Registration Statement with the SEC by the applicable Filing Date set forth herein.

“Registrable Securities” means:

(a) with respect to the Initial Registration Statement, the First Registration Shares;

(b) with respect to the Second Registration Statement, collectively, (i) such number of shares equal to the difference between (I) all shares of Common Stock then issued and issuable upon conversion in full of the Initial Notes (assuming on such date that the Initial Notes are converted in full at the Floor Price (as defined in the Initial Notes) without regard to any conversion limitations therein) and (II) all shares of Common Stock then issued and issuable upon conversion in full of the Initial Notes (assuming on such date that the Initial Notes are converted in full at the initial Conversion Price (as defined in the Initial Notes) without regard to any conversion limitations therein); (ii) such number of shares of Common Stock then issued and issuable upon conversion of the Second Notes issued in the Second Closing (assuming on such date the Second Notes are converted in full at the Floor Price (as defined in the Second Notes) without regard to any conversion limitations contained therein); and (iii) such number of Warrant Shares issued and issuable upon exercise of the Warrants issued in the Second Closing (assuming that such Warrants are exercised in full without regard to any exercise limitations therein);

(c) with respect to any Registration Statement filed in connection with any Additional Closing, (i) all shares of Common Stock then issued and issuable upon conversion in full of the Additional Notes (assuming on such date that the Additional Notes are converted in full at the Floor Price of the Additional Notes without regard to any conversion limitations therein) and (ii) all Warrant Shares then issued and issuable upon exercise of the Warrants issued and issuable in the Additional Closing (assuming on such date that such Warrants are exercised in full without regard to any exercise limitations therein); and

(d) with respect to each of (a), (b) and (c) of the definition of “Registerable Securities,” as set forth above, in addition to the securities set forth therein, any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that in each case, any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) for so long as (a) a Registration Statement with respect to the sale of such Registrable Securities is declared effective by the Commission under the Securities Act and such Registrable Securities have been disposed of by the Holder in accordance with such effective Registration Statement, (b) such Registrable Securities have been previously sold in accordance with Rule 144, or (c) such securities become eligible for resale without volume or manner-of-sale restrictions and without current public information pursuant to Rule 144 as set forth in a written opinion letter to such effect, addressed, delivered and acceptable to the Transfer Agent and the affected Holders (assuming that such securities and any securities issuable upon exercise, conversion or exchange of which, or as a dividend upon which, such securities were issued or are issuable, were at no time held by any Affiliate of the Company, as reasonably determined by the Company, upon the advice of counsel to the Company).

4.	Section 2(d) of the Registration Rights Agreement is hereby amended and restated as follows:

(d) If: (i) the Second Registration Statement or any Additional Registration Statement, as applicable, is not filed on or prior to its applicable Filing Date (if the Company files such Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) herein or the Company subsequently withdraws the filing of such Registration Statement, the Company shall be deemed to have not satisfied this clause (i) as of the applicable Filing Date), or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement (other than the Initial Registration Statement), the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within ten (10) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) a Registration Statement (other than the Initial Registration Statement) registering for resale all of the Registrable Securities is not declared effective by the Commission by its applicable Effectiveness Date, or (v) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iv), the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, and for purpose of clause (iii) the date which such ten (10) calendar day period is exceeded, and for purpose of clause (v) the date on which such ten (10) or fifteen (15) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the aggregate Subscription Amount paid by such Holder pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

4. The provisions of this Amendment are severable and if any part of it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

5. Except as specifically modified hereby, all other terms of the Purchase Agreement and the Registration Rights Agreement shall remain in full force and effect. The Purchase Agreement and the Registration Rights Agreement, as amended by this Amendment, constitute the entire agreement between the parties with respect to the subject matter thereof.

6. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first below written.

RenX Enterprises Corp.:

Name:	Nicolai Brune
Title:	Chief Financial Officer
Date:	August 26, 2026

[SIGNATURE PAGE TO AMENDMENT TO SECURITIES PURCHASE AGREEMENT AND
REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first below written.

______________________________:

__________________________________

By:
Name:
Title:
Date:

[SIGNATURE PAGE TO AMENDMENT TO SECURITIES

PURCHASE AGREEMENT ND REGISTRATION RIGHTS AGREEMENT]